Exhibit 99.1

FOR IMMEDIATE RELEASE

February 22, 2012

Huron Consulting Group Announces

Fourth Quarter and Full Year 2011 Financial Results

•	Revenues increased 18.7% to $163.0 million for Q4 2011 compared to $137.3 million in Q4 2010.

•	Revenues increased 17.6% to $606.3 million for the full year 2011 compared to $515.7 million for the full year 2010.

•	Diluted earnings per share from continuing operations for Q4 2011 was $0.35 compared to a loss of $(0.26) in Q4 2010.

•	Operating income for Q4 2011 was $18.6 million compared to $0.5 million in Q4 2010.

•	Adjusted EBITDA(6), a non-GAAP measure, increased 7.3% to $28.0 million in Q4 2011 compared to $26.1 million in Q4 2010.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, rose 34.2% to $0.51 in Q4 2011 compared to $0.38 in Q4 2010.

•

Average number of full-time billable consultants(1) rose 14.6% to 1,230 for Q4 2011 compared to 1,073 for Q4 2010. Average number of full-time equivalent professionals(4) rose 31.2% to 1,354 for Q4 2011 compared to 1,032 in Q4 2010.

•	The Company expects that 2012 full year revenues will be in a range of $620 million to $660 million.

CHICAGO – February 22, 2012 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the fourth quarter and full year ended December 31, 2011.

“Huron had strong results in the fourth quarter, closing out a good year in our Healthcare, Education and Life Sciences, and Legal practices,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “While separate factors are driving demand in each segment, our results reflect the intense focus our people have on bringing innovative and cost effective solutions to our clients. We have a sophisticated client base ranging from hospitals and universities to global Fortune 500 companies, and they continue to rely on Huron to deliver value.”

“As we enter 2012, the external factors that led to demand for our services are likely to increase in size and complexity. Huron is well-poised to respond to these challenges, and we are excited about growing and evolving our practices consistent with the changes that are occurring in our clients’ environment. Our people are highly collaborative and ready to take on the challenges leading to continued growth for our Company.”

Fourth Quarter 2011 Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues for the fourth quarter of 2011 were $163.0 million compared to $137.3 million for the fourth quarter of 2010. The Company’s fourth quarter 2011 operating income was $18.6 million compared to $0.5 million in the fourth quarter of 2010. Net income from continuing operations was $7.8 million, or $0.35 per diluted share, for the fourth quarter of 2011 compared to a net loss from continuing operations of $(5.3) million, or $(0.26) per diluted share, for the same period last year. Net income, including discontinued operations, was $6.5 million, or $0.29 per diluted share, for the fourth quarter of 2011 compared to a net loss of $(3.8) million, or $(0.18) per diluted share, for the same period last year.

Fourth quarter 2011 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $24.8 million, compared to $6.5 million in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2011	2010
Amortization of intangible assets	$1,896	$2,462
Restatement related expenses(7)	$709	$4,423
Restructuring charges	$2,450	$2,603
Litigation settlements, net	$—	$12,552
Tax effect	$(1,622)	$(8,816)

Adjusted EBITDA(6) was $28.0 million, or 17.2% of revenues, in the fourth quarter of 2011 compared to $26.1 million, or 19.0% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $11.2 million, or $0.51 per diluted share, for the fourth quarter of 2011 compared to $7.9 million, or $0.38 per diluted share, for the comparable period in 2010.

The average number of full-time billable consultants(1) was 1,230 in the fourth quarter of 2011 compared to 1,073 in the same quarter last year. Full-time billable consultant utilization rate(2) was 74.6% during the fourth quarter of 2011 compared with 78.9% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $260 for the fourth quarter of 2011 compared to $241 for the fourth quarter of 2010. The average number of full-time equivalent professionals(4) was 1,354 in the fourth quarter of 2011 compared to 1,032 in the comparable period in 2010.

Full Year 2011 Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues were $606.3 million for the full year 2011 compared to $515.7 million for the full year 2010. The Company’s operating income for the full year 2011 was $55.4 million compared to $34.7 million for the full year 2010. Net income from continuing operations was $21.5 million, or $0.99 per diluted share, for the full year 2011 compared to $7.4 million, or $0.36 per diluted share, for the same period last year. Net income, including discontinued operations, was $20.5 million, or $0.95 per diluted share, for the full year 2011 compared to $8.5 million, or $0.41 per diluted share, for the same period last year.

EBITDA(6) was $79.3 million for the full year 2011 compared to $57.2 million for the same period in 2010.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2011	2010
Amortization of intangible assets	$8,165	$7,889
Restatement related expenses(7)	$4,579	$8,666
Restructuring charges	$3,829	$4,062
Litigation settlements, net	$1,096	$17,316
Goodwill impairment charge	$21,973	$—
Tax effect	$(15,457)	$(15,173)

Adjusted EBITDA(6) was $110.8 million, or 18.3% of revenues, for the full year 2011 compared to $87.2 million, or 16.9% of revenues, in the comparable period last year. Adjusted net income from continuing operations (6) was $45.7 million, or $2.11 per diluted share, for the full year 2011 compared to $30.2 million, or $1.45 per diluted share, for the comparable period in 2010.

The average number of full-time billable consultants(1) was 1,167 for the full year 2011 compared to 1,045 in the same period last year. Full-time billable consultant utilization rate(2) was 75.3% for the full year 2011 compared with 73.7% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $252 for the full year 2011 compared to $244 for the full year 2010. The average number of full-time equivalent professionals(4) was 1,166 for the full year 2011 compared to 917 in the comparable period of 2010.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments as follows: Health and Education Consulting, Legal Consulting, and Financial Consulting, representing 67%, 28% and 5% of full year 2011 total revenues, respectively.

Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-K filing for the year ended December 31, 2011 (“2011 Form 10-K”).

Discontinued Operations

On December 30, 2011, the Company sold the Accounting Advisory (“AA”) practice within the Financial Consulting segment to a group of investors including the managing director of the practice at the time. The results for the AA practice are reported as discontinued operations for the periods presented.

Securities and Exchange Commission (“SEC”) Investigation(7)

As previously disclosed, the SEC is conducting an investigation with respect to the Company’s restatement of its financial statements in 2009. The Company has been cooperating fully and is currently in discussions with the SEC about a potential settlement. In the fourth quarter of 2011, the Company recorded a charge of $1.0 million with respect to this matter which is classified as a component of restatement related expenses on the Company’s Statements of Operations. Further details are provided in Huron’s forthcoming 2011 Form 10-K.

Outlook for 2012

Based on currently available information, the Company provided guidance for full year 2012 revenues before reimbursable expenses in a range of $620.0 million to $660.0 million. The Company also anticipates EBITDA(8,10) in a range of $103.0 million to $113.0 million, Adjusted EBITDA(8,10) in a range of $113.5 million to $123.5 million, GAAP diluted earnings per share in a range of $1.80 to $2.05, and non-GAAP adjusted diluted earnings per share(8,10) in a range of $2.25 to $2.50.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Fourth Quarter and Full Year 2011 Webcast

The Company will host a webcast to discuss its financial results tomorrow, February 23, 2012, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(6,10)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income (loss), net income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues.” Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the SEC investigation with respect to the restatement and the related purported derivative lawsuit, and (iii) the request by the United States Attorney’s Office for the Northern District of Illinois for certain documents. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors,” in our forthcoming 2011 Annual Report on Form 10-K for the full year ended December 31, 2011 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey, Chief Financial Officer

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues and reimbursable expenses:
Revenues	$163,044	$137,310	$606,314	$515,668
Reimbursable expenses	13,300	12,910	51,580	43,350

Total revenues and reimbursable expenses	176,344	150,220	657,894	559,018
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	104,012	82,676	376,084	317,025
Intangible assets amortization	1,253	1,466	5,364	4,125
Reimbursable expenses	13,287	12,720	51,673	43,223

Total direct costs and reimbursable expenses	118,552	96,862	433,121	364,373

Operating expenses:
Selling, general and administrative	31,069	28,766	119,325	111,530
Restructuring charges	2,450	2,603	3,829	4,062
Restatement related expenses	709	4,423	4,579	8,666
Litigation settlements, net	—	12,552	1,096	17,316
Depreciation and amortization	4,935	4,473	18,524	18,372
Goodwill impairment charge	—	—	21,973	—

Total operating expenses	39,163	52,817	169,326	159,946

Operating income	18,629	541	55,447	34,699
Other income (expense):
Interest (expense), net of interest income	(2,390)	(3,854)	(12,259)	(14,402)
Other income (expense)	454	219	(78)	262

Total other (expense)	(1,936)	(3,635)	(12,337)	(14,140)

Income (loss) from continuing operations before income tax expense	16,693	(3,094)	43,110	20,559
Income tax expense	8,902	2,233	21,629	13,132

Net income (loss) from continuing operations	7,791	(5,327)	21,481	7,427
(Loss) income from discontinued operations (including loss on disposal of $1.9 million during the three and twelve months ended December 31, 2011 and gain on disposal of $1.2 million during the twelve months ended December 31, 2010), net of tax	(1,286)	1,513	(962)	1,098

Net income (loss)	$6,505	$(3,814)	$20,519	$8,525

Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.36	$(0.26)	$1.01	$0.36
(Loss) income from discontinued operations, net of tax	$(0.06)	$0.08	$(0.05)	$0.05

Net income (loss)	$0.30	$(0.18)	$0.96	$0.41

Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.35	$(0.26)	$0.99	$0.36
(Loss) income from discontinued operations, net of tax	$(0.06)	$0.08	$(0.04)	$0.05

Net income (loss)	$0.29	$(0.18)	$0.95	$0.41

Weighted average shares used in calculating earnings (loss) per share:
Basic	21,620	20,728	21,324	20,546
Diluted	22,094	20,728	21,676	20,774

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$5,080	$6,271
Receivables from clients, net	107,820	88,860
Unbilled services, net	49,056	27,420
Receivable from disposal of business	105	—
Income tax receivable	19,501	4,896
Deferred income taxes, net	12,531	19,853
Insurance recovery receivable	—	27,000
Prepaid expenses and other current assets	14,086	15,591
Current assets of discontinued operations	3,345	10,723

Total current assets	211,524	200,614
Property and equipment, net	31,176	32,935
Receivable from disposal of business	2,575	—
Deferred income taxes, net	—	12,440
Other non-current assets	12,317	10,539
Intangible assets, net	16,867	25,602
Goodwill	512,185	506,214
Non-current assets of discontinued operations	—	639

Total assets	$786,644	$788,983

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,084	$8,156
Accrued expenses	22,505	28,763
Accrued payroll and related benefits	66,464	43,578
Accrued consideration for business acquisitions, current portion	35,062	25,013
Accrued litigation settlement	—	39,552
Income tax payable	101	752
Deferred revenues	36,721	17,955
Current liabilities of discontinued operations	765	2,390

Total current liabilities	169,702	166,159
Non-current liabilities:
Deferred compensation and other liabilities	7,856	6,221
Accrued consideration for business acquisitions, net of current portion	—	3,847
Bank borrowings	193,500	257,000
Deferred lease incentives	6,670	7,323
Deferred income taxes	12,078	—
Non-current liabilities of discontinued operations	49	61

Total non-current liabilities	220,153	274,452
Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,208,549 and 23,221,287 shares issued at December 31, 2011and December 31, 2010, respectively	234	222
Treasury stock, at cost, 1,642,018 and 1,343,201 shares at December 31, 2011 and December 31, 2010, respectively	(75,735)	(65,675)
Additional paid-in capital	400,597	363,402
Retained earnings	72,902	52,383
Accumulated other comprehensive loss	(1,209)	(1,960)

Total stockholders’ equity	396,789	348,372

Total liabilities and stockholders’ equity	$786,644	$788,983

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$20,519	$8,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,717	22,861
Share-based compensation	19,388	20,682
Allowances for doubtful accounts and unbilled services	(8,392)	350
Deferred income taxes	29,702	(863)
Loss on disposal of property and equipment	20	208
Loss (gain) on sale of business	1,860	(1,232)
Non-cash portion of litigation settlements	1,096	12,552
Goodwill impairment charge	23,900	—
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) in receivables from clients	(21,055)	(554)
(Increase) decrease in unbilled services	(7,179)	6,210
(Increase) decrease in current income tax receivable / payable, net	(15,244)	13,106
Decrease in other assets	4,296	2,274
(Decrease) in accounts payable and accrued liabilities	(4,602)	(3,665)
Increase (decrease) in accrued payroll and related benefits	20,909	(33,439)
Increase in deferred revenues	18,682	3,036

Net cash provided by operating activities	108,617	50,051

Cash flows from investing activities:
Purchases of property and equipment, net	(13,939)	(8,500)
Net (investment in) surrender of life insurance policies	(434)	687
Purchases of businesses, net of cash acquired	(24,905)	(87,946)
Sales of businesses	788	7,942

Net cash used in investing activities	(38,490)	(87,817)

Cash flows from financing activities:
Proceeds from exercise of stock options	219	73
Shares redeemed for employee tax withholdings	(4,521)	(1,550)
Tax benefit from share-based compensation	1,094	1,291
Proceeds from borrowings under credit facility	282,301	363,500
Repayments on credit facility	(348,500)	(325,500)
Principal payments of notes payable and capital lease obligations	(62)	(257)
Deferred acquisition payments	(2,000)	—

Net cash (used in) provided by financing activities	(71,469)	37,557

Effect of exchange rate changes on cash	75	97

Net decrease in cash and cash equivalents	(1,267)	(112)
Cash and cash equivalents at beginning of the period (*)	6,347	6,459

Cash and cash equivalents at end of the period (**)	$5,080	$6,347

(*)	Cash and cash equivalents presented herein includes $0.1 million and $0.7 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010 and 2009, respectively.
(**)	Cash and cash equivalents presented herein includes $0.1 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
	2011	2010
Segment and Consolidated Operating Results (in thousands):
Health and Education Consulting:
Revenues	$105,560	$88,541	19.2%
Operating income	$35,689	$30,472	17.1%
Segment operating income as a percent of segment revenues	33.8%	34.4%
Legal Consulting:
Revenues	$51,565	$39,789	29.6%
Operating income	$11,210	$10,836	3.5%
Segment operating income as a percent of segment revenues	21.7%	27.2%
Financial Consulting:
Revenues	$5,919	$8,980	(34.1%)
Operating income	$515	$4,219	(87.8%)
Segment operating income as a percent of segment revenues	8.7%	47.0%
Total Company:
Revenues	$163,044	$137,310	18.7%
Reimbursable expenses	13,300	12,910	3.0%

Total revenues and reimbursable expenses	$176,344	$150,220	17.4%

Statement of operations reconciliation:
Segment operating income	$47,414	$45,527	4.1%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	23,849	40,513	(41.1%)
Depreciation and amortization expense	4,935	4,473	10.3%

Total operating income	18,630	541	N/M
Other expense, net	1,937	3,635	(46.7%)

Income (loss) from continuing operations before income tax expense	$16,693	$(3,094)	N/M

Other Operating Data:
Number of full-time billable consultants (at period end) (1) :
Health and Education Consulting	1,062	907	17.1%
Legal Consulting	113	122	(7.4%)
Financial Consulting	57	59	(3.4%)

Total	1,232	1,088	13.2%
Average number of full-time billable consultants (for the period) (1) :
Health and Education Consulting	1,061	890
Legal Consulting	111	123
Financial Consulting	58	60

Total	1,230	1,073
Full-time billable consultant utilization rate (2):
Health and Education Consulting	75.9%	80.3%
Legal Consulting	68.1%	65.2%
Financial Consulting	63.2%	85.6%
Total	74.6%	78.9%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended December 31,
	2011	2010
Other Operating Data:
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$257	$234
Legal Consulting	$248	$212
Financial Consulting	$350	$373
Total	$260	$241
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$88	$84
Legal Consulting	$74	$55
Financial Consulting	$98	$150
Total	$87	$84
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	161	151
Legal Consulting	1,192	881
Financial Consulting	1	—

Total	1,354	1,032
Revenue per full-time equivalent (in thousands):
Health and Education Consulting	$80	$94
Legal Consulting	$36	$37
Financial Consulting	$228	$—
Total	$42	$46

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
	2011	2010
Segment and Consolidated Operating Results (in thousands):
Health and Education Consulting:
Revenues	$405,439	$338,288	19.9%
Operating income	$135,632	$112,339	20.7%
Segment operating income as a percent of segment revenues	33.5%	33.2%
Legal Consulting:
Revenues	$172,355	$144,730	19.1%
Operating income	$43,213	$39,254	10.1%
Segment operating income as a percent of segment revenues	25.1%	27.1%
Financial Consulting:
Revenues	$28,520	$32,650	(12.6%)
Operating income	$7,120	$11,834	(39.8%)
Segment operating income as a percent of segment revenues	25.0%	36.2%
Total Company:
Revenues	$606,314	$515,668	17.6%
Reimbursable expenses	51,580	43,350	19.0%

Total revenues and reimbursable expenses	$657,894	$559,018	17.7%

Statement of operations reconciliation:
Segment operating income	$185,965	$163,427	13.8%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	90,021	110,356	(18.4%)
Depreciation and amortization expense	18,524	18,372	0.8%
Goodwill impairment charge (5):	21,973	—	100.0%

Total operating income	55,447	34,699	59.8%
Other expense, net	12,337	14,140	(12.8%)

Income from continuing operations before income tax expense	$43,110	$20,559	109.7%

Other Operating Data:
Number of full-time billable consultants (at period end) (1) :
Health and Education Consulting	1,062	907	17.1%
Legal Consulting	113	122	(7.4%)
Financial Consulting	57	59	(3.4%)

Total	1,232	1,088	13.2%
Average number of full-time billable consultants (for the period) (1) :
Health and Education Consulting	991	858
Legal Consulting	117	128
Financial Consulting	59	59

Total	1,167	1,045
Full-time billable consultant utilization rate (2):
Health and Education Consulting	77.1%	75.3%
Legal Consulting	60.5%	62.9%
Financial Consulting	70.7%	73.8%
Total	75.3%	73.7%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010
Other Operating Data:
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$247	$239
Legal Consulting	$238	$206
Financial Consulting	$351	$384
Total	$252	$244
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$360	$333
Legal Consulting	$247	$221
Financial Consulting	$471	$551
Total	$354	$331
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	150	152
Legal Consulting	1,015	765
Financial Consulting	1	—

Total	1,166	917
Revenue per full-time equivalent (in thousands):
Health and Education Consulting	$324	$348
Legal Consulting	$141	$152
Financial Consulting	$734	$—
Total	$165	$185

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	The goodwill impairment charge is not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
N/M	- Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$163,044	$137,310	$606,314	$515,668

Net income (loss) from continuing operations	$7,791	$(5,327)	$21,481	$7,427
Add back:
Income tax expense	8,902	2,233	21,629	13,132
Interest and other expenses	1,936	3,635	12,337	14,140
Depreciation and amortization	6,188	5,939	23,888	22,497

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	24,817	6,480	79,335	57,196
Add back:
Restatement related expenses (7)	709	4,423	4,579	8,666
Restructuring charges	2,450	2,603	3,829	4,062
Goodwill impairment charge	—	—	21,973	—
Litigation settlements, net	—	12,552	1,096	17,316

Adjusted EBITDA (6)	$27,976	$26,058	$110,812	$87,240

Adjusted EBITDA as a percentage of revenues (6)	17.2%	19.0%	18.3%	16.9%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income (loss) from continuing operations	$7,791	$(5,327)	$21,481	$7,427

Weighted average shares—diluted	22,094	20,728	21,676	20,774
Diluted earnings (loss) per share from continuing operations	$0.35	$(0.26)	$0.99	$0.36

Add back:
Amortization of intangible assets	1,896	2,462	8,165	7,889
Restatement related expenses (7)	709	4,423	4,579	8,666
Restructuring charges	2,450	2,603	3,829	4,062
Litigation settlements, net	—	12,552	1,096	17,316
Goodwill impairment charge	—	—	21,973	—
Tax effect	(1,622)	(8,816)	(15,457)	(15,173)

Total adjustments, net of tax	3,433	13,224	24,185	22,760

Adjusted net income from continuing operations (6)	$11,224	$7,897	$45,666	$30,187

Adjusted diluted earnings per share from continuing operations (6)	$0.51	$0.38	$2.11	$1.45

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(7)	Restatement related expenses include a $1.0 million charge relating to settlement discussions with the SEC with respect to the restatement of the Company’s financial statements in 2009. This charge is not tax deductible and therefore not tax effected in the above reconciliations. As previously disclosed, the SEC is conducting an investigation with respect to the restatement. We have been cooperating fully with the investigation and are currently engaged in discussions with the SEC about a potential settlement. While an agreement has not been reached with the SEC, the Company believes that any resolution would include monetary penalties and other relief within the SEC’s authority. There can be no assurance that we will be able to reach a settlement with the SEC or that the amount of monetary penalties agreed in any settlement will not exceed the accrued amount, perhaps materially. We also cannot provide assurance with respect to the other terms and conditions of any potential settlement. Certain of our former employees have received “Wells notices” from the SEC staff in connection with the matters underlying the restatement. Wells notices typically indicate that the staff is considering recommending that the SEC bring a civil enforcement action. Under the SEC’s procedures, a recipient of a Wells notice has an opportunity to respond in the form of a written submission that seeks to persuade the SEC that such an action should not be brought. Each of the former employees has advised the Company that they intend to make such a submission. We are obligated to indemnify the former employees for their defense costs in connection with responding to the Wells notices and in connection with the defense of civil enforcement actions, if any, brought by the SEC against them, subject to certain limitations. We expect that our indemnity obligations to the recipients will be material in the first half of 2012 and may be material until resolution of the restatement related matters.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2011 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8) TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8) (10)

(In millions)

(Unaudited)

	Year Ending December 31, 2012
	Guidance Range
	Low	High
Projected revenues – GAAP	$620.0	$660.0

Projected net income from continuing operations – GAAP (8)	$40.5	$46.0
Add back:
Income tax expense	33.5	38.0
Interest and other expenses	8.0	8.0
Depreciation and amortization	21.0	21.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8) (10)	103.0	113.0
Add back:
Restructuring and restatement related expenses (9)	10.5	10.5

Projected adjusted EBITDA (8) (10)	$113.5	$123.5

Projected adjusted EBITDA as a percentage of projected revenues (10)	18.3%	18.7%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8)

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8) (10)

(In millions)

(Unaudited)

	Year Ending December 31, 2012
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP (8)	$40.5	$46.0

Projected diluted earnings per share from continuing operations – GAAP (8)	$1.80	$2.05

Add back:
Amortization of intangible assets	5.5	5.5
Restructuring and restatement related expenses (9)	10.5	10.5
Tax effect	(6.5)	(6.5)

Total adjustments, net of tax	9.5	9.5
Projected adjusted net income from continuing operations (8) (10)	$50.0	$55.5

Projected adjusted diluted earnings per share from continuing operations (8) (10)	$2.25	$2.50

(8)

Projected net income from continuing operations – GAAP, projected earnings before interest, taxes, depreciation and amortization (“EBITDA”), projected adjusted EBITDA, projected diluted earnings per share from continuing operations – GAAP, projected adjusted net income from continuing operations, and projected adjusted diluted earnings per share from continuing operations exclude (i) potential settlement costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts (“Liabilities”) in excess of the existing accrual as of December 31, 2011 that may be incurred in connection with (A) the SEC investigations into the restatement and the allocation of time within a certain practice group, (B) the derivative lawsuit in respect of the restatement, and (C) the request by the USAO for the Northern District of Illinois for certain documents, which Liabilities could be material, (ii) indemnification obligations to certain former employees for their defense costs in connection with responding to the Wells notices received by such former employees and in connection with the defense of civil enforcement actions, if any, brought by the SEC against them, which the Company expects will be material in the first half of 2012 and may be material until resolution of the restatement related matters, and (iii) other unanticipated costs and expenses in connection with the SEC investigations, the derivative lawsuit, or the request by the USAO for the Northern District of Illinois for certain documents, which unanticipated costs and expenses could be material. See the Company’s Form 10-K for the year ended December 31, 2010, Form 10-Q for the quarter ended March 31, 2011, Form 10-Q for the quarter ended June 30, 2011, and Form 10-Q for the quarter ended September 30, 2011, filed on February 22, 2011, April 26, 2011, July 28, 2011, and November 3, 2011, respectively, as well as the Company’s Form 10-K for the year ended December 31, 2011, which the Company intends to file on February 23, 2012, for additional information about the SEC investigations, the derivative lawsuit and the USAO’s request for certain documents.
(9)	Restatement related expenses reflect costs expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement and the allocation of time within a certain practice group, the SEC investigations, the derivative lawsuit and the USAO’s request for certain documents and do not include the potential Liabilities, indemnification obligations or unanticipated costs and expenses outlined in footnote (8), above.
(10)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.